EXHIBIT 5.1

                TROOP STEUBER PASICH REDDICK & TOBEY, LLP
                                 LAWYERS

                            October 28, 1998




DENTAL/MEDICAL DIAGNOSTIC SYSTEMS, INC.
200 North Westlake Boulevard, Suite 202
Westlake Village, CA 91362

Ladies and Gentlemen:

          At your request, we have examined the Registration Statement on Form S-8 (the "Registration Statement") to which this letter is attached as Exhibit
5.1 filed by DENTAL/MEDICAL DIAGNOSTIC SYSTEMS, INC., a Delaware corporation (the "Company"), in order to register under the Securities Act of 1933, as amended (the "Act"), 350,000 shares of Common Stock, par value $0.01 per share (the "Shares"), of the Company issuable pursuant to the Company's 1997 Stock Incentive Plan (the "Plan").

          We are of the opinion that the Shares have been duly authorized and upon issuance and sale in conformity with and pursuant to the Plan, the Shares will be validly issued, fully paid and non-assessable.

          We consent to the use of this opinion as an Exhibit to the Registration Statement and to the use of our name in the Prospectus constituting a part thereof.


                             Respectfully submitted,

                             /s/ TROOP STEUBER PASICH REDDICK & TOBEY, LLP
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                             TROOP STEUBER PASICH REDDICK & TOBEY, LLP